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                                                                      Exhibit 11

                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Dresdner RCM Capital Funds, Inc.

Re:  Dresdner RCM Growth Equity Fund
     Dresdner RCM Small Cap Fund
     Dresdner RCM International Growth Equity Fund A


We hereby consent to the incorporation by reference of our report dated February 20, 1998 on our audit of the financial statements and financial highlights of the Dresdner RCM Growth Equity Fund, Dresdner RCM Small Cap Fund and Dresdner RCM International Growth Equity Fund A, under the Securities Act of 1933, as amended, of the Dresdner RCM Capital Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectus and Statement of Additional Information.

                                   /s/Coopers & Lybrand L.L.P.


                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
April 30, 1998